Exhibit 23.2

To the Board of Directors of Maple X Inc. (‘the Company’)

Subject: Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the registration statement (Form S-11), dated August 23, 2023, of the Company and to the inclusion therein, of our report dated August 23, 2023 related to the consolidated financial statements of the Company as of March 31, 2023 and for the Three-month period then ended.

/s/ Ziv Haft.
Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv,

August 23, 2023